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                                 EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUTANTS

                  As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated March 27, 2000 included in Registration Statement File No. 33-74640 and No. 333-23925. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.




                                       ARTHUR ANDERSEN LLP


Dallas, Texas
April 12, 2000




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